                                                                     EXHIBIT 4.2

                                SMARTAGE CORP.
                                --------------

            SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT
            -------------------------------------------------------

     This SmartAge Corp. Second Amended and Restated Investors' Rights Agreement (this "Agreement") is made and entered into as of October 5, 1999 by and among
       ---------
SmartAge Corp., a Delaware corporation (formerly known as Netweb Corporation) (the "Company"), the persons and entities listed on Exhibit A attached hereto
      -------                                       ---------
(consisting of the Prior Investors (defined below) and the Series C Investors (defined below), collectively referred to herein as the "Investors"), and the
                                                         ---------
persons listed on Exhibit B attached hereto (the "Founders").
                  ---------                       --------

                                   RECITALS
                                   --------

     A.  Certain of the Investors (the "Prior Investors") are holders of
                                        ---------------
outstanding shares of the Company's Series A Preferred Stock ("Series A Stock")
                                                               --------------
and Series B Preferred Stock ("Series B Stock") issued by the Company to such
                               --------------
Prior Investors pursuant to that certain Series A Preferred Stock Purchase Agreement (the "Series A Agreement") and Series B Preferred Stock Purchase
                ------------------
Agreement (the "Series B Agreement"), dated respectively as of July 30, 1998 and
                ------------------
March 26, 1999 by and among the Company and the Prior Investors, and have also been granted certain information and registration rights and rights of first offer under that certain First Amended and Restated Investors' Rights Agreement dated as of March 26, 1999 by and among the Company and the Prior Investors (the "Prior Rights Agreement").
 ----------------------

     B.  Certain Investors (the "Series C Investors") have agreed to purchase
                                 ------------------
shares of the Company's Series C Preferred Stock ("Series C Stock") pursuant to
                                                   --------------
that certain Series C Preferred Stock Purchase Agreement by and among the Company and such Series C Investors dated as of the date hereof (the "Series C
                                                                      --------
Agreement").  The Series C Agreement provides that, as a condition to the Series
---------
C Investors' obligation to purchase Series C Stock thereunder, the Company will enter into this Agreement and the Series C Investors will be granted the rights set forth herein.

     C. The Company, the Investors and the Founders desire to enter into this Agreement in order to amend, restate and replace the rights and obligations set forth in the Prior Rights Agreement with the rights and obligations set forth in this Agreement, and Section 5.2 of the Prior Rights Agreement provides that the Prior Rights Agreement may be amended by the written consent of the Company and a majority of the Registrable Securities (as defined in section 2.1(b) of the Prior Rights Agreement) then outstanding.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

     1.   INFORMATION AND INSPECTION RIGHTS.
          ---------------------------------

          1.1  Financial Information.  The Company covenants and agrees that,
               ---------------------
commencing on the date of this Agreement, for so long as an Investor holds at least 53,333 shares of Series A Stock issued under the Series A Agreement or 90,909 shares of Series B Stock issued under the Series B Agreement (with the shares of Series B Stock held by Accel VI L.P., Accel Internet Fund II L.P., Accel Keiretsu VI Associates L.L.C. and Accel Investors `98 L.P. (collectively, the "Accel
                                                                   -----
Entities") treated as held by a single Investor for purposes of this Section
--------
1.1) or 147,232 shares of Series C Stock (as adjusted for stock splits, reverse splits and recapitalizations) issued under the Series C Agreement (with the shares of Series C Stock held by SOFTBANK Capital Partners LP and SOFTBANK Capital Advisors Fund LP (collectively, the "SOFTBANK Entities") treated as held by a single Investor for purposes of this Section 1.1) and/or the equivalent number (on an as-converted basis) of shares of Common Stock of the Company ("Common Stock") issued upon the conversion of such shares of Series A Stock,
  ------------
Series B Stock or Series C Stock ("Conversion Stock"), the Company will:
                                   ----------------

               (a)  Annual Reports.  Furnish to such Investor, as soon as
                    --------------
practicable and in any event within 90 days after the end of each fiscal year of the Company, an audited consolidated Balance Sheet as of the end of such fiscal year, an audited consolidated Statement of Income and an audited consolidated Statement of Cash Flows of the Company and its subsidiaries for such year, setting forth in each case in comparative form the figures from the Company's previous fiscal year (if any), all prepared in accordance with generally accepted accounting principles and practices and accompanied by a report of an independent public accounting firm;

               (b)  Quarterly Reports.  Furnish to such Investor as soon as
                    -----------------
practicable, and in any case within 45 days of the end of each fiscal quarter of the Company (except the last quarter of the Company's fiscal year), quarterly unaudited financial statements, including an unaudited Balance Sheet and an unaudited Statement of Income, including a comparison of actual results for the period to those contained in the business plan described in paragraph (c) below;

               (c)  Annual Budget and Business Plan.  Furnish to such Investors
                    -------------------------------
as soon as practicable and in any event no later 30 days after the close of each fiscal year of the Company, an annual operating plan and budget, prepared on such basis as the Company deems reasonable (but including quarterly forecasts), for the next immediate fiscal year.

          1.2  Inspection Rights.  The Company shall permit each Investor
               -----------------
holding at least 227,272 shares of Series B Stock issued under the Series B Agreement, or 147,232 shares of Series C Stock (as adjusted for stock splits, reverse splits and recapitalizations) issued under the Series C Agreement and/or the equivalent number (on an as-converted basis) of shares of Conversion Stock, or any combination thereof, at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Investor, provided that such Investor gives the Company advance written notice of such request 15 days prior to such inspection; provided further that any inspection permitted under this
Section 1.2 shall be conducted on normal business days (excludes weekends and bank holidays) and between the hours of 9:30 a.m. and 5:00 p.m.

          1.3  Confidentiality.  Each Investor acknowledges that the financial
               ---------------
and other information received pursuant to Sections 1.1 and 1.2 is confidential information of the

Company, and hereby agrees to use and hold all such information in strict confidence and not to use or disclose any such information to any third party, except on the prior written consent of the Company or to the extent such information has previously been made publicly available by the Company; provided
                                                                        --------
that foregoing shall not apply to the Accel Entities each of which acknowledges that they are subject to an obligation to maintain and protect the confidentiality of the information, documents and materials obtained or received by them by virtue of their information and inspection rights under this Section 1, among other information, as is set forth in that certain letter agreement dated as of March 1, 1999 from Accel Partners to the Company. The obligations of each Investor under this Section 1.3 shall survive the termination of its information rights under Section 1.1, of its inspection rights under Section 1.2 or of this Agreement.

          1.4  Termination of Information and Inspection Rights.  The Company's
               ------------------------------------------------
obligations under Section 1.1 and 1.2 will terminate (i) immediately prior to the closing of a firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933 as amended (the "Securities Act"), covering the offer and sale of Common Stock for
              --------------
the account of the Company in which the aggregate public offering proceeds to the Company (before deduction of underwriters' discounts and commissions) equals or exceeds $20,000,000 and the public offering price per share of which equals or exceeds $5.50 per share before deduction of underwriters' discounts and commissions (such price per share of Common Stock to be appropriately adjusted to reflect Common Stock Events (as defined in subsection 6.5 of the Company's Restated Certificate of Incorporation)) (an "IPO"); (ii) upon a merger, sale,
                                             ---
liquidation or consolidation of the Company in which the stockholders immediately prior to such event do not retain a majority of the voting power in the surviving corporation or company; or (iii) on the sale of all or substantially all of the Company's assets. The obligations of each Investor under Section 1.3 shall survive the termination of its rights under Section 1.1 or 1.2 of this Agreement.

          2.   REGISTRATION RIGHTS.
               -------------------

               2.1  Definitions.  For purposes of this Section 2:
                    -----------

                    (a)  Registration.  The terms "register," "registered,"
                         ------------              --------    ----------
and "registration" refer to a registration effected by preparing and filing a
     ------------
registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement by the Securities and Exchange Commission.

                    (b)  Registrable Securities.  The term "Registrable
                         ----------------------             -----------
Securities" means: (1) all the shares of Common Stock of the Company issued or
----------
issuable upon the conversion of any shares of Series A Stock issued under the Series A Agreement or any shares of Series B Stock issued under the Series B Agreement or any shares of Series C Stock issued under the Series C Agreement, as such agreement may hereafter be amended from time to time that are now owned or may hereafter be acquired by any Investor or any Investor's successors and permitted assigns; (2) all the shares of Common Stock of the Company issued or issuable upon the conversion of any shares of Series C Stock issued upon exercise of any warrants, that are now owned or may be hereafter acquired by an Investor or any Investor's successors or permitted assigns; (3) the shares of Common Stock now held by the Founders and set forth in

Exhibit B attached hereto (the "Founders' Shares"); and (4) any shares of Common
---------                       ----------------
Stock of the Company issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, all such shares of Common Stock described in clause (1), (2) or (3) of this subsection
(b); provided that Registrable Securities shall not, however, include any shares that formerly were Registrable Securities and that (a) have been sold or transferred by a person or entity in a transaction in which rights under this
Section 2 are not assigned in accordance with this Agreement, (b) have been sold or transferred to the public pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended ("Rule 144") or (c) may, within a 90-day
                                     --------
period, be sold to the public without volume restrictions pursuant to Rule 144 unless the Holder of such shares holds more than 5% of the outstanding shares of Common Stock of the Company.

               (c)  Registrable Securities Then Outstanding.  The number of
                    ---------------------------------------
shares of "Registrable Securities Then Outstanding" shall mean the number of
           ---------------------------------------
shares of Common Stock which are Registrable Securities and (1) are then issued and outstanding or (2) are then issuable pursuant to the exercise or conversion of then outstanding and then exercisable options, warrants or convertible securities for Registrable Securities.

               (d)  Holder.  The term "Holder" means any person owning of
                    ------             ------
record Registrable Securities or any assignee of record of such Registrable Securities to whom rights under such sections have been duly assigned in accordance with this Agreement; provided, however, that for purposes of this
                                --------  -------
Agreement, a record holder of shares of Series A Stock, Series B Stock or Series C Stock convertible into such Registrable Securities shall be deemed to be the Holder of such Registrable Securities; and provided, further, that Holders of
                                           --------  -------
Registrable Securities will not be required to convert their shares of Series A Stock, Series B Stock or Series C Stock into Common Stock in order to exercise the registration rights granted hereunder until immediately before the closing of the offering to which the registration relates.

               (e) Form S-3. The term "Form S-3" means such form under the
                   --------            --------
Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

               (f)  SEC.  The term "SEC" or "Commission" means the U.S.
                    ---             ---      ----------
Securities and Exchange Commission.

               (g)  Registrable Series A Stock. The term "Registrable Series A
                    --------------------------
Stock" means (1) any shares of Common Stock of the Company issued or issuable upon conversion of any shares of Series A Stock issued under the Series A Agreement, (2) with respect to Sections 2.4, 2.8, 2.9 and 2.11 only, any shares of Common Stock of the Company issued or issuable upon conversion of any shares of Series A Stock issued upon exercise of those warrants issued pursuant to that certain Warrant Agreement to Purchase Shares of Series A Preferred Stock (as amended, the "Warrant Agreement") by and among Lycos Inc., Tripod, Inc. and the Company dated as of July 20, 1998, and (3) any shares of Common Stock of the Company issued (or issuable upon conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, all such shares of Common Stock described in clause (1) of this subsection (g); provided that
                                                --------

Registrable Series A Stock shall not, however, include any shares that formerly were Registrable Series A Stock and that (x) have been sold or transferred by a person or entity in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement, (y) that have been sold or transferred to the public pursuant to Rule 144 or (z) that may, within a 90-day period, be sold to the public without volume restrictions pursuant to Rule 144 unless the Holder of such shares holds more than 5% of the outstanding shares of Common Stock of the Company.

               (h)  Registrable Series B Stock.  The term "Registrable Series B
                    --------------------------
Stock" means (1) any shares of Common Stock of the Company issued or issuable upon conversion of any shares of Series B Stock issued under the Series B Agreement, and (2) any shares of Common Stock of the Company issued (or issuable upon conversions or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, all such shares of Common Stock described in clause (1) of this subsection (h); provided that Registrable Series B Stock shall not,
                     --------
however, include any shares that formerly were Registrable Series B Stock and that (x) have been sold or transferred by a person or entity in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement, (y) that have been sold or transferred to the public pursuant to Rule 144 or (z) that may, within a 90-day period, be sold to the public without volume restrictions pursuant to Rule 144 unless the Holder of such shares holds more than 5% of the outstanding shares of Common Stock of the Company.

               (i)  Registrable Series C Stock.  The term "Registrable Series C
                    --------------------------
Stock" means (1) any shares of Common Stock of the Company issued or issuable upon conversion of any shares of Series C Stock issued under the Series C Agreement, (2) any shares of Common Stock of the Company issued or issuable upon conversion of any shares of Series C Stock issued upon exercise of any warrant, and (3) any shares of Common Stock of the Company issued (or issuable upon conversions or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, all such shares of Common Stock described in clause (1) or (2) of this subsection (i); provided that Registrable Series C Stock shall not,
                        --------
however, include any shares that formerly were Registrable Series C Stock and that (x) have been sold or transferred by a person or entity in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement, (y) that have been sold or transferred to the public pursuant to Rule 144 or (z) that may, within a 90-day period, be sold to the public without volume restrictions pursuant to Rule 144 unless the Holder of such shares holds more than 5% of the outstanding shares of Common Stock of the Company.

               (j)  Registrable Founders Stock.  The term "Registrable Founders
                    --------------------------
Stock" means (1) the Founders' Shares; and (2) any shares of Common Stock of the Company issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, all such Founders Shares; provided that Registrable Securities shall not, however, include any shares that formerly were Registrable Founders Stock, and that (a) have been sold or transferred by a person or entity in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement, (b) that have been sold or transferred to the public pursuant to Rule 144, or (c) that may, within a 90-day period, be sold to the public without volume restrictions pursuant to Rule 144 unless the Holder of such shares holds more than 5% of the outstanding shares of Common Stock of the Company.

          2.2  Demand Registration.
               -------------------

               (a)  Request by Holders of Series B Preferred Stock.  If the
                    ----------------------------------------------
Company shall receive at any time after the earlier of March 26, 2003, or six
(6) months after the IPO, a written request from Series B Investors collectively holding at least 30% of Registrable Series B Stock then held by the Series B Investors that the Company file a registration statement under the Securities Act covering the Registrable Securities pursuant to this Section 2.2, then the Company shall, within 20 days after the receipt of such written request, give notice of such request ("Request Notice") to all Holders, and use its best
                         --------------
efforts to effect, as soon as reasonably practicable, the registration under the Securities Act of all Registrable Securities which Holders request to be registered and included in such registration by notice given by such Holders to the Company within 20 days after receipt of the Request Notice, subject only to the limitations of this Section 2; provided that the Registrable Securities
                                   --------
requested by all Holders to be registered pursuant to such request must have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of not less than $15,000,000.

               (b)  Request by Holders of Series C Preferred Stock.  If the
                    ----------------------------------------------
Company shall receive at any time after March 26, 2003, a written request from Series C Investors collectively holding at least 30% of Registrable Series C Stock then held by the Series C Investors that the Company file a registration statement under the Securities Act covering at least 30% of the Registrable Series C Stock pursuant to this Section 2.2, then the Company shall, within 20 days after the receipt of such written request, provide a Request Notice to all Holders, and use its best efforts to effect, as soon as reasonably practicable, the registration under the Securities Act of all Registrable Securities which Holders request to be registered and included in such registration by notice given by such Holders to the Company within 20 days after receipt of the Request Notice, subject only to the limitations of this Section 2; provided that the
                                                           --------
Registrable Securities requested by all Holders to be registered pursuant to such request must have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of not less than $20,000,000.

               (c)  Underwriting. If the Investors initiating the above
                    ------------
registration request under this Section 2.2 ("Initiating Holders") intend to
                                              ------------------
distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.2 and the Company shall include such information in the written notice referred to in subsections 2.2(a) or 2.2(b). In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Company (and reasonably satisfactory to a majority in interest of the Initiating Holders). Notwithstanding any other provision of this Section 2.2, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities that would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated first to the Initiating Holders, second to the Holders of Registrable Series B or Registrable Series C Stock, who are not the Initiating Holders, and third to any other stockholder holding Registrable Securities, on a pro rata basis among such Holders based on the total number of Registrable Securities then held by each such Holder. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.

               (d)  Maximum Number of Demand Registrations.  The Company is
                    --------------------------------------
obligated to (i) effect two (2) such registrations pursuant to Section 2.2(a) and (ii) effect two (2) such registrations pursuant to Section 2.2(b), and the Company shall not be obligated to effect a registration during the one hundred eighty (180) day period commencing with the date of the Company's IPO.

               (e)  Deferral.  Notwithstanding the foregoing, if the Company
                    --------
shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 2.2, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such registration statement to be filed, then the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the
                                                  --------  -------
Company may not utilize this right more than twice in any twelve (12) month period.

               (f)  Expenses.  All registration expenses incurred in connection
                    --------
with a registration pursuant to this Section 2.2, including without limitation all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel (and the reasonable fees and disbursements of a single counsel for all of the Registered Holders selling Registrable Securities pursuant to the registration under this Section 2.2, up to a maximum of $20,000), and underwriters' discounts and commissions shall be borne by the Company. Each Holder participating in a registration pursuant to this Section
2.2 shall bear such Holder's proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts or commissions payable to underwriters in connection with such offering. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this
Section 2.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree to forfeit their right to one (1) demand registration pursuant to this
Section 2.2 (in which case such right shall be forfeited by all Holders of Registrable Securities); provided, further, however, that if at the time of such
                         --------  -------  -------
withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to this Section 2.2.

          2.3  Piggyback Registrations. The Company shall notify all Holders
               -----------------------
of Registrable Securities in writing at least twenty (20) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the

Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration
                                                      ---------
statements relating to any registration under Section 2.2 or Section 2.4 of this Agreement or to any employee benefit plan, acquisition or corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within ten (10) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

               (a)  Underwriting.  If a registration statement for which the
                    ------------
Company gives notice under this Section 2.3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the
                                                             -----
Company, second, to each of the Holders requesting inclusion of their
         ------
Registrable Series C Stock and Registrable Series B Stock in such registration statement, on a pro rata basis based on the total number of Registrable Series C Stock and Registrable Series B Stock then held by each such Holder, third, to
                                                                    -----
each of the Holders requesting inclusion of their Registrable Series A Stock and Registrable Founders Stock in such registration statement, on a pro rata basis based on the total number of Registrable Series A Stock and Registrable Founders Stock then held by each such Holder, fourth, to any other Holder holding
                                     ------
Registrable Securities and any other stockholders having registration rights that are pari passu with those of Holders, on a pro rata basis based
                ---- -----
on the total number of Registrable Securities then held by each such Holder, and fifth, to any other selling shareholders; provided, that with respect to each
-----                                     --------
of the Series B Investors or Series C Investors holding Registrable Securities, the number of shares of Registrable Securities to be included in a registration under this Section 2.3 shall be no less than 30% of the Series B Stock or Series C Stock requested by each such Holder to be sold pursuant to this Section 2.3 and no less than 20% of any other Registrable Securities requested by such Holder to be included in such registration; provided, further, that if the
                                            --------  -------
registration relates to an initial public offering of the Company's securities or an offering solely by stockholders of the Company exercising demand registration rights, then all Registrable Securities held by such Holder may be excluded from such registration and underwriting by the managing underwriter(s). If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership or corporation, the partners, retired partners, affiliates and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder", and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder", as defined in this sentence.

               (b)  Expenses.  All expenses incurred in connection with a
                    --------
registration pursuant to this Section 2.3 (excluding underwriters' and brokers' discounts and commissions), including, without limitation all federal and "blue sky" registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company (and the reasonable fees and disbursements of a single counsel for all of the Registered Holders selling Registrable Securities pursuant to the registration under this Section 2.3, up to a maximum of $20,000), shall be borne by the Company.

          2.4  Form S-3 Registration.  At any time that the Company is eligible
               ---------------------
to utilize a Form S-3 registration statement, in case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

               (a)  Notice.  Promptly give written notice of the proposed
                    ------
registration and the Holder's or Holders' request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

               (b)  Registration.  As soon as practicable, effect such
                    ------------
registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities, as the case may be, as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within ten (10) days after receipt of written notice from the Company pursuant to Section 2.4(a); provided, however,
                                                            --------  -------
that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

                    (1) if Form S-3 is not available for such offering by the Holders;

                    (2) if the Holders of Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $2,500,000;

                    (3) if the Company shall furnish to the Holders of Registrable Securities a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement no more than once during any twelve month period for a period of not more than 90 days after receipt of the request of the Holder or Holders under this Section 2.4;

                    (4) if the Company has within the twelve (12) month period preceding the date of such request already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.4; or

                    (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

               (c)  Expenses.  Subject to the foregoing, the Company shall
                    --------
file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered pursuant to this Section 2.4 as soon as practicable after receipt of the request or requests of the Holders for such registration. The Company shall pay all expenses incurred in connection with the first three registrations requested by the holders of Registrable Series C Stock and the first three registrations requested by the holders of all other Registrable Stock, pursuant to this Section 2.4, (excluding underwriters' or brokers' discounts and commissions, if any), including without limitation all filing, registration and qualification, printers' and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holder or Holders (up to a maximum of $20,000).

               (d)  Form S-3 Not Demand or Piggyback Registration. Form S-3
                    ---------------------------------------------
registrations shall not be deemed to be demand or piggyback registrations as described in Sections 2.2 and 2.3 above.

          2.5  Obligations of the Company.  Whenever required to effect the
               --------------------------
registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously and as reasonably practicable:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and, in the case of a registration under
Section 2.4 (S-3 Registration), use its best efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such Form S-3 registration statement effective for the earlier of up to one hundred twenty
(120) days or until all registered securities of such Holders have been sold; provided, however, that if after the time of such registration a request is made to the Holders pursuant to Section 2.9 of this Agreement (or a similar request is made) for some period of time following the effective date of a Company registration and the Holders enter into such an agreement, then such 120 day period shall be extended for a period of time equal to the period that the Holder selling shares pursuant to a registration under Section 2.4 refrains from selling any Common Stock (or other securities) pursuant to such market stand-off agreement.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Holders such number of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e)  In the event of any underwritten public offering under
Section 2.2 or 2.3, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f) Use its best efforts to notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue as long as the registration statement is effective or all Registrable Securities held by a Holder have been sold, up to a maximum of 120 days from the date on which such registration statement is declared effective.

          2.6  Furnish Information.  It shall be a condition precedent to the
               -------------------
obligations of the Company to take any action pursuant to Sections 2.2, 2.3 or
2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to timely and legally effect the registration of their Registrable Securities.

          2.7  Delay of Registration.  No Holder shall have any right to
               ---------------------
obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

          2.8  Indemnification.  In the event any Registrable Securities are
               ---------------
included in a registration statement under Sections 2.2, 2.3 or 2.4:

               (a)  By the Company.  To the extent permitted by law, the
                    --------------
Company will indemnify and hold harmless each Holder, the partners, members, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the

Securities Exchange Act of 1934, as amended, (the "1934 Act"), against any
                                                   --------
losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (a "Violation"):
                            ---------

               (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

               (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

               (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any federal or state securities law in connection with the offering covered by such registration statement.

     In the event of a violation, the Company will reimburse each such Holder, partner, member, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this
        -------- -------
subsection 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder; provided further, however, that the foregoing indemnity agreement
             -------- -------
with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter, or any person controlling such Holder or underwriter, with respect to any losses, claims, damages or liabilities arising from the sale by such Holder or underwriter of shares to any person if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder or underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the Company shall have timely furnished such Holder or underwriter sufficient copies of such prospectus (as so amended or supplemented) and of such prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

          (b)  By Selling Holders. To the extent permitted by law, each selling
               ------------------
Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, members, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the

1934 Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner, member or director, officer or controlling person of such other Holder may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, member, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however,
                                                             --------  -------
that the indemnity agreement contained in this is subsection 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that the
                                                      -------- -------
total amounts payable in indemnity by a Holder under this Section 2.8(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

               (c)  Notice.  Promptly after receipt by an indemnified party
                    ------
under this Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party; provided, however, that an indemnified party shall have the right to retain its
--------  -------
own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

               (d)  Defect Eliminated in Final Prospectus.  The foregoing
                    -------------------------------------
indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final
                                                                -----
Prospectus"), such indemnity agreement shall not inure to the benefit of any
----------
person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

               (e)  Contribution.  In order to provide for just and equitable
                    ------------
contribution to joint liability under the Securities Act in any case in which either (i) any Holder (including any of its partners, members, officers or directors) exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 2.8; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however,
                                                           --------  -------
that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

               (f)  Survival.  The obligations of the Company and Holders under
                    --------
this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

          2.9  "Market Stand-Off" Agreement.  Each Holder hereby agrees that it
                ---------------------------
shall not, to the extent requested by the Company or an underwriter of securities of the Company, sell or otherwise transfer or dispose of any Registrable Securities or other shares of stock of the Company then owned by such Holder at the time the registration statement is filed or thereafter (other than to donees or partners of the Holder who agree to be similarly bound or shares of Company stock purchased in the public market) for that number of days so designated by the Company or the underwriter following the effective date of a registration statement of the Company filed under the Securities Act (not to exceed in any case 180 days after the effective date of the IPO registration statement, and 90 days after the effective date of any subsequent registration statement (except in the case of a partner of an Accel Entity who has been validly assigned Registrable Securities pursuant to Section 5.1(b) hereof, who shall be subject to the transfer and related restrictions in this Section only in connection with the Company's IPO registration); provided, however, that:
                                                    --------  -------

               (a) such agreement shall be applicable only to the first two such registration statements of the Company which covers securities to be sold on its behalf to the public in an underwritten offering but not to Registrable Securities sold pursuant to such registration statement;

               (b) all executive officers and directors of the Company then holding Common Stock of the Company and all holders of 2.5 % or more of the Common Stock of the Company (determined on an as-converted basis) shall enter into similar agreements; and

               (c) if any party specified in subsection (b) above is released from any such agreement, then, after written notice of the same to the Company and after the Company has had a reasonable opportunity (after receipt of such notice) to obtain such agreement of such party, the holders of Registrable Series B Stock and Registrable Series C Stock shall be so released from their agreement under this Section.

     In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section and to impose stop transfer instructions with respect to the Registrable Securities and such other shares of stock of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

          2.10 Rule 144 Reporting.  With a view to making available the
               ------------------
benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

               (a) Make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

               (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements); and

               (c) So long as a Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request for a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the 1934 Act (at any time after it has become subject to the reporting requirements of the 1934 Act), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration (at any time after the Company has become subject to the reporting requirements of the 1934 Act).

          2.11 Termination of the Company's Obligations.  The Company shall have
               ----------------------------------------
no obligations pursuant to Sections 2.2, 2.3 and 2.4 with respect to any request or requests for registration made by any Holder on a date more than five (5) years after the closing date of the IPO. The Company shall further have no obligations pursuant to Sections 2.2, 2.3 and 2.4 with respect to any Registrable Securities, including any Registrable Series A Stock, Registrable Series B Stock or Registrable Series C Stock, proposed to be sold by a Holder that then holds less than five percent (5%) of the outstanding shares of the Company if, after the closing date of the IPO, in the opinion of counsel to the Company all such Registrable Securities proposed to be sold by such Holder may be sold in a 90-day period without registration under the Securities Act pursuant to Rule 144 promulgated under the Securities Act.

          2.12 Future Registration Rights. The Company shall have the right to
               --------------------------
grant registration rights which are pari passu with or subordinate to the registration rights granted hereunder without the consent of any party to this Agreement.

     3.   RIGHTS OF FIRST OFFER.
          ---------------------

          3.1  General.  The Company hereby grants each Investor and each
               -------
Founder the Rights of First Offer set forth in this Section 3.

               (a)  Investor and Founder Right of First Offer. Each Investor
                    -----------------------------------------
holding at least 53,333 shares of Series A Stock, at least 90,909 shares of Series B Stock or at least 147,232 shares of Series C Stock (or any permitted assignee of such Investor who holds such Series A Stock, Series B Stock or Series C Stock) (with the shares of Series B Stock and Series C Stock held by the Accel Entities or the SOFTBANK Entities, respectively, treated as held by a single Investor for purposes of this Section 3.1) (each such Investor or any permitted assignee thereof, an "Investor Rights Holder") and each Founder
                                ----------------------
holding shares of Common Stock (or any permitted assignee of such Founder who holds such Common Stock) (each Investor Rights Holder and each such Founder or assignee thereof, are hereinafter referred to as a "Rights Holder"), has the
                                                    -------------
right of first offer to purchase such Rights Holder's Pro Rata Share (as defined in Section 3.1(b) below), of all (or any part) of such Rights Holder's New Securities (as such terms are defined in Section 3.2 below) that the Company may from time to time issue after the date of this Agreement.

               (b)  "Pro Rata Share" for purposes of this right of first
                     --------------
offer is the ratio of (a) the number of shares of Series A Stock, Series B Stock, Series C Stock and Common Stock held by a Rights Holder and all shares of Common Stock issued in respect of such Series A Stock, Series B Stock and Series C Stock, to (b) a number of outstanding shares of Common Stock of the Company (calculated on a fully diluted basis assuming the exercise of outstanding stock options, warrants and conversion of all securities which are convertible or exercisable into Common Stock on the date immediately prior to such issuance).

          3.2  New Securities Defined. "New Securities" shall mean any Common
               ----------------------   --------------
Stock or Peferred Stock of the Company, whether now authorized or not, and rights, options or warrants to purchase such Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Common Stock or Preferred Stock; provided, however,
                                                        --------  -------
than the term "new Securities" does not include:
                               ---- --- -------

                         (i)    shares or other securities of the Company's
Common Stock (and/or related options or warrants) issued to employees, officers, directors, consultants, contractors, vendors, advisors, or other persons performing services for the Company (including, but not by way of limitation, distributors and sales representatives), and including any securities issuable upon exercise or conversion of any of the foregoing securities, pursuant to any stock offering, plan, agreement, or arrangement approved by unanimous written consent of the Board of Directors or the vote of not less than a majority of the members of the Company's Board of Directors present and voting at a duly held meeting; provided that any issuance of such shares or other securities to William Lohse
--------
or any spouse, lineal descendant (whether natural or adopted) or antecedent, sibling, or any entity or person which is controlled by or under common control of William Lohse (a "Lohse Affiliate") shall require (for such shares not be
                     ----- ---------
considered Investor New Securities) approval by unanimous written consent of the Board of Directors or the vote of not less than a majority of the members of the Company's Board of Directors present and voting at a duly held meeting without counting the vote of William Lohse or any Lohse Affiliate;

                         (ii)   any shares of Series B Stock or Series C Stock
issued under the Series B Agreement, the Series C Agreement or any warrant issued in connection with the Series C Agreement, respectively, as such agreements may be amended;

                         (iii)  any shares or other securities issuable upon
conversion of or with respect to any then outstanding shares of Series A Stock, Series B Stock or Series C Stock of the Company (or any shares of Common Stock or other securities issuable upon conversion thereof, including as a Common Stock Event, as defined in subsection 6.5 of the Company's Amended and Restated Certificate of Incorporation);

                         (iv)   any shares or other securities issuable upon
exercise of any options, warrants or rights to purchase any securities of the Company outstanding on the date of this Agreement, and any shares or securities issuable upon conversion of such shares or securities ("Warrant Securities");
                                                        ------------------

                         (v)    any shares or other securities issued in
connection with a Common Stock Event (as defined in subsection 6.5 of the Company's Amended and Restated Certificate of Incorporation);

                         (vi)   shares or other securities offered by the
Company to the public pursuant to a registration statement filed under the Securities Act;

                         (vii)  shares or other securities issued to banks and
other financial institutions or landlords in connection with the extension of credit to the Company (including loans, lines of credit, guarantees or other financing arrangements) or in connection with the lease of equipment or real property and in each case for other than equity financing purposes; provided
                                                                    --------
that such issuance has been approved by a majority of the Company's Board of Directors.

                         (viii) shares or other securities issued pursuant to
the acquisition or merger of another corporation or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or Series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other entity, or issued pursuant to the acquisition of technologies or products from a third party; or

                         (ix)   any shares or other securities issued pursuant
to approval by sixty percent (60%) of the shares of Series A Preferred Stock, Series B Preferred Stock and Series C Stock voting collectively as a single class, and a majority of shares of Common Stock held by the Founders.

          3.3  Procedures. In the event that the Company proposes to undertake
               ----------
an issuance of New Securities it shall give to each Rights Holder written notice of its intention to issue such New Securities (the "Notice"), describing the
                                                    ------
type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities. Each Rights Holder receiving the Notice shall have ten (10) days from the date of mailing of any such Notice to agree in writing to purchase such Rights Holder's Pro Rata Share of such New Securities for the price and upon the general terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Rights Holder's Pro Rata Share. If any Rights Holder who has received the Notice fails to agree in writing within such ten (10) day period to purchase such Rights Holder's full Pro Rata Share of an offering of New Securities (each, a "Nonpurchasing Holder"), then
                                                 --------------------
such Nonpurchasing Holder shall forfeit the right hereunder to purchase that part of its Pro Rata Share of such New Securities that it did not so agree to purchase.

          3.4  Investor Overallotment Right. In the case of any Investor Rights
               ----------------------------
Holder who is a Nonpurchasing Holder, the Company shall promptly give each other Investor Rights Holder who has timely agreed to purchase its full Pro Rata Share of such offering of New Securities (a "Purchasing Holder") written notice of the
                                       -----------------
failure of any such Investor Nonpurchasing Holder to purchase such Investor Nonpurchasing Rights Holder's full Pro Rata Share of such offering of New Securities (the "Overallotment Notice"). Each Purchasing Holder shall have a
                 --------------------
right of overallotment such that such Purchasing Holder may agree to purchase up to one-half of the Investor Nonpurchasing Holders' unpurchased Pro Rata Share of such offering on a pro rata basis according to the relative Pro Rata Share of the Purchasing Rights Holders, at any time within five (5) days after receiving the Overallotment Notice.

          3.5  Failure to Exercise. In the event that the Rights Holders fail
               -------------------
to exercise in full the right of first offer within such ten (10) day period and such five (5) day overallotment period, then the Company shall have 120 days thereafter to sell the New Securities with respect to which the Rights Holders' rights of first offer hereunder were not exercised, at a price and upon general terms not materially more favorable to the purchasers thereof than specified in the Company's Notice to the Rights Holders. In the event that the Company has not issued and sold the New Securities within such 120 day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Rights Holders pursuant to this
Section 3.

          3.6  Termination of Investors' Right of First Offer. The Rights
               ----------------------------------------------
Holder's right of first offer in this Section 3 shall terminate (i) on an IPO, or (ii) upon (a) the acquisition of all or substantially all the assets of the Company or (b) an acquisition of the Company by another corporation or entity by consolidation, merger or other reorganization in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) or more of the voting power of the corporation or other entity surviving such transaction.

     4.   COVENANTS OF THE COMPANY.
          ------------------------

          4.1  Proprietary Information and Inventions Agreement. The Company
               ------------------------------------------------
shall require all employees with access to material proprietary information of the Company, to execute and deliver a Proprietary Information and Inventions Agreement in the form attached to the Series C Agreement.

          4.2  Stock Vesting. Unless otherwise approved by the Board of
               -------------
Directors, (a) all stock options or other stock equivalents of the Company issued after the date of this Agreement to employees, directors, consultants and other service providers, as equity compensation, shall be subject to vesting, as follows: (i) twenty-five percent (25%) of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person's services commencement date with the Company, and (ii) the balance will vest at a rate no faster than in thirty-six (36) monthly installments thereafter, and (b) with respect to all shares of stock issued after the date of this Agreement which are purchased by any employees, directors or consultants, the Company's repurchase option shall provide the Company with the right to repurchase such shares (to the extent unvested) upon such person's termination of employment or service with the Company, all as permitted under applicable securities laws and other laws.

          4.3  Directors and Officers Insurance. The Company will use all good
               --------------------------------
faith efforts to obtain a directors and officers (D&O) insurance policy, to the extent commercially available, with coverage as determined by the Board of Directors of the Company.

          4.4  Loan Repayment. Without the approval of a majority of the Board
               --------------
of Directors of the Company (without counting the vote of William Lohse or any Lohse Affiliate), the Company shall not repay the currently outstanding loan made to the Company by William Lohse and evidenced by a promissory note dated June 30, 1998, earlier than the date that payment is required under the terms of
Section 2 of the Lohse Note, or otherwise amend any term of the Lohse Note.

          4.5  Lohse Transactions. Without the approval of a majority of the
               ------------------
Board of Directors of the Company (without counting the vote of William Lohse or any Lohse Affiliate), the Company shall not enter into any transaction (which could reasonably be expected to have a material effect on the Company) with, amend any material agreement with or issue any stock or securities to William Lohse or any Lohse Affiliate (except an issuance of securities to William Lohse in connection with the exercise of William Lohse's rights of first offer under
Section 3 of this Agreement or the exercise of his rights or first refusal or co-sale under that certain Second Amended and Restated Right of First Refusal and Co-Sale Agreement dated as of the date hereof by and among the Company, the Investors and the Founders).

          4.6  Reservation of Series C Stock. The Company shall reserve 200,000
               -----------------------------
shares of Series C Stock for issuance to banks and other financial institutions or landlords in connection with the extension of credit to the Company (including loans, lines of credit, guarantees or other financing arrangements) or in connection with the lease of equipment or real property and in each case for other than equity financing purposes.

          4.7  Qualified Small Business Stock Status. The Company agrees to
               -------------------------------------
submit to the Internal Revenue Service (and to provide a copy of such reports to the Investors) any reports which it knows to be required under Section 1202(d)(1)(C) of the Code and any related Treasury Regulations; provided that the failure to timely submit such reports shall impose no liability on the Company. In addition, the Company agrees to undertake reasonable efforts to, within ten (10) days after any Investor has delivered to the Company a written request therefor, deliver to such Investor a written statement informing the Investor whether, in the Company's good-faith judgment and to its knowledge, such Investor's interest in the Company constitutes "qualified small business stock" as defined in Section 1202(c) of the Code, and the accuracy and correctness of such determination shall be without liability to the Company. The Company's obligation to furnish a written statement pursuant to this Section 2.7 shall continue notwithstanding the fact that a class of the Company's stock may be traded on an established securities market.

          4.8  Termination of Covenants. All covenants of the Company contained
               ------------------------
in this Section 4 shall expire and terminate as to each Investor and each Founder upon the earlier of: (i) the effective date of the registration statement relating to the IPO, or (ii) upon (a) the acquisition of all or substantially all of the assets of the Company, or (b) an acquisition of the Company by another corporation or entity by consolidation, merger or other reorganization in which the holders of the Company's outstanding voting securities immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction.

     5.   ASSIGNMENT AND AMENDMENT.
          ------------------------

          5.1  Assignment.  Notwithstanding anything herein to the contrary:
               ----------

               (a)  Information and Inspection Rights. The information and
                    ---------------------------------
inspection rights set forth in Section 1 may be assigned only to (a) a party who acquires at least 100,000 shares of Series A Stock, and/or 227,272 shares of Series B Stock and/or 147,232 shares of Series C Stock issued under the Series C Agreement (with the shares of Series B Stock and Series C Stock held by the Accel Entities treated as held by a single Investor for purposes of this Section 5.1(a)) and/or an equivalent number (on an as-converted basis) of Registrable Securities issued upon conversion thereof or any combination thereof (all adjusted to reflect stock splits and the like), or (b) if the Investor is a corporation, partnership, limited partnership, limited liability company or other entity, a fund or other entity affiliated with the Investor (except to Microsoft Corporation or any of its affiliates (as such term is defined under the Securities Act) or to any direct competitor of the Company which shall not be entitled to be assigned or otherwise receive any information or inspection rights under Section 1 hereof, and any assignment or transfer of such rights in violation of this Section 5.1(a) to such parties shall be void and of no effect); provided, however that no party may be assigned any of the foregoing
         -------- -------
rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further that any such assignee shall receive such
                    -------- -------
assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 5.

               (b)  Registration Rights. The registration rights of a Holder
                    -------------------
under Section 2 hereof may be assigned only (a) to a party who acquires at least 100,000 shares of Series A or Series B Stock, and/or 500,000 shares of Series C Stock, or all of a Holder's Registrable Securities, or (b) if the Investor is a corporation, partnership, limited partnership, limited liability company or other entity, to a fund or other entity affiliated with the Investor, or in the case of a fund, to the partners, retired partners, members or retired members of such Holder; provided, however that any number of shares of Registrable
             --------  -------
Securities may be transferred to a Holder's stockholders or partners in connection with pro rata distributions, or to a Holders' parent, sibling or spouse, or to a Holder's estate or (c) in connection with the Sale Agreement (as defined in Section 7.3). Any transfer or assignment of registration rights under this Section 5.1(b) shall only be effective if (i) the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and (ii) that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 5.

               (c)  Rights of First Offer. The rights of first offer of a Rights
                    ---------------------
Holder under Section 3 hereof may be assigned only (a) in the case of an Investor to a party who acquires at least 100,000 shares of Series A Stock issued under the Series A Agreement and/or 227,272 shares of Series B Stock issued under the Series B Agreement and/or 339,000 shares of Series C Stock issued under the Series C Agreement (with the shares of Series B Stock and Series C Stock held by the Accel Entities treated as held by a single Investor for purposes of this Section 5.1(c)) and/or an equivalent number (on an as-converted basis) of Registrable Securities issued upon conversion thereof or any combination thereof (all adjusted to reflect stock splits and the like), or (b) if the Investor is a corporation, partnership, limited partnership, limited liability company or other entity, to a fund, or other entity affiliated with such Investor which acquires at least 50% of the shares initially issued to the Investor, or in the case of a fund which is an Accel Entity, to any partner thereof, or (c) in the case of Founder to a party who acquires at least 250,000 shares of Common Stock from such Founder; provided, however that no party may be
                                          --------  -------
assigned any of the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further that any
                                                     ----------------
such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 5.

               (d)  SOFTBANK Transfers. The SOFTBANK Entities, as an Investor,
                    ------------------
may assign, in whole or in part, its rights and delegate its obligations hereunder (including, but not limited to, those in Sections 1, 2 and 3) to any of the entities listed on Exhibit C attached hereto; provided that such
                          ---------
transferee is not Microsoft Corporation or a direct competitor of the Company nor does such transferee work for Microsoft Corporation or a direct competitor of the Company. Any such assignee shall, as a condition to acquiring such shares, agree to be bound by the provisions of this Agreement pursuant to an agreement in form and substance acceptable to the Company.

          5.2  Amendment of Rights. Subject to Section 2.12 and 5.3, any
               -------------------
provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and sixty percent (60%) of the shares of the then outstanding Registrable Series A Stock, Registrable Series B Stock and Registrable Series C Stock voting collectively as a separate class, and a majority of the shares of the then outstanding Common Stock held by any two or more Founders. Any amendment or waiver effected in accordance with this Section 5.2 shall be binding upon each Investor, each Founder, each Holder, each permitted successor or assignee of such Investor or Holder and the Company.

          5.3  New Investors. Notwithstanding anything herein to the contrary,
               -------------
if pursuant to Section 2.2 of the Series C Agreement, additional parties may purchase shares of Series C Stock as "New Investors" thereunder, then each such New Investor shall become a party to this Agreement as an "Investor" hereunder, without the need any consent, approval or signature of any Investor when such New Investor has both: (i) purchased shares of Series C Stock under the Series C Agreement and paid the Company all consideration payable for such shares and
(ii) executed one or more counterpart signature pages to this Agreement, the Amended and Restated Right of First Refusal and Co-Sale Agreement and the Series C Agreement as an "Investor" with the Company's consent.

     6.   BOARD OF DIRECTORS.
          ------------------

          6.1  Board Size. The authorized number of directors constituting the
               ----------
Board of Directors of the Company (the "Board") shall be five (5); provided that
                                        -----                      --------
in the event of a Lohse Termination or Lohse Resignation (as defined below) the authorized number of directors constituting the Board shall then be seven (7). The Company shall not alter the authorized number of directors in its certificate of incorporation, Bylaws or otherwise, without first obtaining the written consent, or affirmative vote, of the holders of at least a majority of the then outstanding shares of the Series B Stock, Series C Stock and Common Stock, consenting or voting (as the case may be), with the Series B Stock and Series C Stock voting as a separate class and the Common Stock voting as a separate class. Investors and the Founders agree that they shall during the term of this Agreement each vote all shares of Common Stock and Preferred Stock and other capital stock of the Company, now or hereafter directly or indirectly owned (of record or beneficially) by such holders, at all meetings of the stockholders of the Company, or by written consent in lieu thereof, to carry out the intent of this Section 6.1 (including amending the Amended and Restated Certificate of Incorporation of the Company to reflect the authorized number of directors constituting the Board called for by this Section). "Lohse
                                                               -----
Resignation" means the voluntary resignation of William Lohse as the Company's
-----------
Chief Executive Officer in a writing delivered to the Board. "Lohse Termination"
                                                              -----------------
means (i) the termination, removal or other failure of William Lohse to serve as the Company's Chief Executive Officer for any reason other than as a result of a Lohse Resignation, or (ii) a Constructive Termination. "Constructive
                                                        ------------
Termination" shall mean the effective date of a written notice sent to the
-----------
Company by William Lohse stating his good faith determination of the occurrence of one of the following events (without the express written agreement of William Lohse): (a) a material reduction in William Lohse's salary, bonus or other benefits; (b) a material change in William Lohse's responsibilities or duties; or (c) a requirement that William Lohse report to the Company's offices to perform services as the Chief Executive Officer of the Company.

          6.2  Election and Removal.
               --------------------

               (a)  Election. The Investors and the Founders agree that they
                    --------
shall during the term of this Agreement each vote all shares of Common Stock and Preferred Stock and other capital stock of the Company, now or hereafter directly or indirectly owned (of record or beneficially) by such holders, at all meetings of the stockholders of the Company, or by written consent in lieu thereof, to:

                    (1) So long as William Lohse shall be the Company's Chief Executive Officer,

                         Directors Elected By Stockholders. Cause at all times
                         ---------------------------------
that the following nominees shall be elected to the Board: (A) two nominees designated by a majority of the shares Common Stock held by the Founders (the "Common Stock Directors") one of whom shall be Lohse in the event Lohse is the
 ----------------------
Chief Executive Officer, (B) one nominee designated by holders of a majority of the outstanding shares of Series B Stock (the "Series B Director"); and (C) one
                                               -----------------
nominee mutually agreed upon by all of the Common Stock Directors, the Series B Director and the Series C Director (as defined below) (the "Outside Director")
                                                            ----------------
and (D) one nominee mutually agreed upon by the holders of a majority of the outstanding shares of Series C Stock and by both of the Common Stock Directors (the "Series C Director"); or
      -----------------

                    (2)  In the event of a Lohse Termination or Lohse
Resignation,

                         Directors Elected By Stockholders. Cause at all times
                         ---------------------------------
that the following nominees shall be elected to the Board: (A) two Common Stock Directors, (B) one nominee whom shall be the Chief Executive Officer of the Company chosen by the Board (the "CEO Director"), (C) the Series B Director; (D)
                                  ------------
the Outside Director; (E) the Series C Director; and (F) one nominee mutually agreed upon by the holders of a majority of the outstanding shares of Series C Stock, a majority of the outstanding shares of Series B Stock and by both of the Common Stock Directors (the "Preferred Director").
                             ------------------

               (b)  Initial Directors. The initial Common Stock Directors shall
                    -----------------
be William Lohse (the Company's Chief Executive Officer) and John Thomsen, the initial Series B Director shall be Bud Colligan and the initial Series C Director shall be Bill Burnham.

               (c)  Vacancy. If there shall be any vacancy in the office of a
                    -------
director who was designated by the holders of any class or Series of shares or by the Common Stock Directors, the Series B Director and the Series C Director as described above, then a successor to hold office for the unexpired term of such director shall be designated in accordance with this Section 6.2.

               (d)  Removal. Any director who shall have been elected to the
                    -------
Board may be removed during his or her term of office, either with or without cause, by, and only by, the affirmative vote of shares representing a majority of the voting power of all the outstanding shares held by the holders who were entitled to elect such person; provided that in the case of an Outside Director, such director may be removed (i) by vote of the majority of the shares held by the Founders, the Series B Stock held by the Investors and the Series C Stock held by the Investors. The Prior Investors who hold Series B Stock, the Investors who hold Series C Stock and the Founders agree to vote all shares of Common Stock and Preferred Stock of the Company held by them in favor of the removal of the Outside Director so designated for removal, and any vacancy created by such removal may be filled only in the manner provided in subsection 6.2(a)(1) above.

               (e)  Notice; Cumulative Voting. The Company shall promptly give
                    -------------------------
each of the Investors and the Founders written notice of any change in composition of the Board and of any proposal to remove or elect a new director. In any election of directors pursuant to this Section 6, the Investors and Founders agree to vote their shares in a manner sufficient to elect to the Board the individuals to be elected thereto as provided in this Section 6, utilizing cumulative voting, if applicable and to the extent necessary to do so.

               (f)  Termination. The provisions of this Section 6 shall cease to
                    -----------
be of any further force or effect upon the earlier to occur of: (i) the first date on which the total number of outstanding shares of Series B Stock is less than 2,000,000 shares (such number of shares being subject to proportional adjustment to reflect combination or subdivisions of such Series B Stock or dividends declared in shares of such stock) with respect to the Series B Director and the Outside Director; and the total number of outstanding shares of Series C Stock is less than 2,000,000 shares (such number of shares being subject to proportional adjustment to reflect combination or subdivisions of such Series C Stock or dividends declared in shares of such stock) with respect to the Series C Director; (ii) upon the merger or consolidation of the Company with or into any other corporation or corporations if such consolidation or merger is approved by the stockholders of the Company in compliance with applicable law and the Certificate of Incorporation and Bylaws of the Company;
(iii) a sale of all or substantially all of the Company's assets; or (iv) the IPO.

               (g)  Further Assurances. Each of the Investors, and the Founders
                    ------------------
and the Company agree not to vote any shares of Company stock, or to take any other actions, that would in any manner defeat, impair, be inconsistent with or adversely affect the stated intentions of the parties under Section 6 of this Agreement.

               (h)  Transferees; Legends on Certificates.
                    ------------------------------------

                    (1)  Effect on Transferees. Each and every transferee or
                         ---------------------
assignee of any shares of capital stock of the Company from any Investor and Founder shall be bound by and subject to the terms and conditions of this Agreement that are applicable to such transferee's transferor or assignor, and the Company shall require, as a condition precedent to the transfer of any shares of capital stock of the Company subject to this Agreement, that the transferee agrees in writing to be bound by, and subject to, all the terms and conditions of this Agreement.

                    (2)  Legend. The Investors and the Founders agree that all
                         ------
Company share certificates now or hereafter held by them that represent shares of capital stock of the Company subject to this Agreement will be stamped or otherwise imprinted with a legend to read as follows:

           "THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AGREEMENTS AND RESTRICTIONS WITH REGARD TO THE VOTING OF SUCH SHARES AND THEIR TRANSFER, AS PROVIDED IN THE PROVISIONS OF A SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT, A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE SECRETARY OF THE
         CORPORATION."

                    (3)  Enforcement of Agreement. Each of the Investors and the
                         ------------------------
Founders, and the Company acknowledge and agree that any breach by any of them of this Agreement shall cause the other parties irreparable harm which may not be adequately compensable by money damages. Accordingly, in the event of a breach or threatened breach by a party hereof of any provision of this Agreement, the Company and each other Investor and/or Founder (as the case may be) shall each be entitled to the remedies of specific performance, injunction or other preliminary or equitable relief, including the right to compel any such breaching Investor and/or Founder (as the case may be), as appropriate, to vote such party's shares of capital stock of the Company in accordance with the provisions of this Agreement, in addition to such other rights remedies as may be available to the Company or any Investor and/or Founder (as the case may be) for any such breach or threatened breach, including but not limited to the recovery of money damages.

     7.   AMENDMENT AND RESTATEMENT OF CERTAIN FOUNDERS' AGREEMENTS; SALE OF
          ------------------------------------------------------------------
          FOUNDERS'STOCK.
          --------------

          7.1  Amendment of the Agreement of Merger. Pursuant to Section 7.4.8
               ------------------------------------
of that certain Agreement of Merger (the "Merger Agreement") dated as of
                                          ----------------
February 5, 1998 by and among Netweb, Inc. (a predecessor to the Company), Thomsen Enscore Computer Solutions, Inc. and each of John T. Thomsen, Erica Enscore (now known as Erica Thomsen) and William Lohse, the Company, John T. Thomsen, Erica Thomsen (formerly known as Erica Enscore) and William Lohse each agree as follows:

               (a) Section 4.2.6 of the Merger Agreement was terminated and stricken from the Merger Agreement, and from the date of the Prior Rights Agreement was of no further force or effect, and no party under the Merger Agreement has any right, obligation or liability under such Section 4.2.6.

               (b) As long as William Lohse remains a director or officer of the Company, and John Thomsen remains an employee of the Company and Mr. Thomsen beneficially owns (as determined under Section 13 of the 1934 Act, including without limitation beneficial ownership of shares held by minor children and trusts for the benefit of Mr. Thomsen's immediate family) an aggregate of at least 1,000,000 shares (including any of the restricted shares) of the Company's Common Stock: (a) William Lohse agrees to use his best efforts (including without limitation voting shares of Common Stock) to cause John Thomsen to be nominated and elected to the Board of the Company; and (b) Erica Thomsen may attend all meetings of the Company's Board in a nonvoting observer capacity; provided, however, that such observer shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information provided to such observer; and provided further, that the Company may exclude such observer from any meeting or portion thereof at which attendance by such observer reasonably could be expected to adversely affect the attorney-client privilege between the Company and its counsel. The Company shall pay all expenses incurred by either John Thomsen or Erica Thomsen in attending such meetings of the board or any committee thereof.

          7.2  Termination of the Stock Rights Agreement. Pursuant to the terms
               -----------------------------------------
of the Stock Rights and Restriction Agreement, dated as of February 5, 1999 , the Company, John T. Thomsen, Erica Thomsen and William Lohse each agreed that as of the date of the Prior Rights Agreement the Stock Rights Agreement was terminated in its entirety, and was from such date of no further force or effect, and no party under the Stock Rights Agreement has any right, obligation or liability thereunder.

          7.3  Sale of Outstanding Shares of Capital Stock to the Company. No
               ----------------------------------------------------------
later than the earlier of (i) ninety (90) days after the Closing and (ii) a Change of Control (as defined below), the Founders and/or other stockholders of the Company shall enter into an agreement (the "Sale Agreement") to sell no less
                                                --------------
than 2,015,000, and up to 2,465,000 shares of the Company's capital stock to the SOFTBANK Entities for a price of $3.396 per share (as adjusted for stock splits, reverse stock splits, recapitalizations, stock dividends and the like). If such sale has not been consummated for any reason other than a failure to consummate such transaction by the SOFTBANK Entities, by the earlier of (i) thirty (30) days from the date of such Sale Agreement, and (ii) the Company's IPO, the number of shares of Common Stock issuable upon conversion of the Series C Stock shall be adjusted as set forth in Article VI, Section 6.4(e) of the Company's Amended and Restated Certificate of Incorporation.

     For purposes of this Agreement Change of Control shall mean: (i) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated; (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company; or (iii) any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger.

     The parties to this Agreement hereby agree that, the execution of this Agreement, fully satisfies the requirement set forth in Section 9 of the Restated Certificate of Incorporation to obtain consent of the Preferred Stockholders for a repurchase of shares.

     8.   GENERAL PROVISIONS.
          ------------------

          8.1  Notices. Any notice, request or other communication required or
               -------
permitted hereunder shall be in writing and shall be sent or delivered by (i) pre-paid registered/certified first class U.S. mail, (ii) hand, (iii) facsimile, or (iv) private nationally recognized express courier service (such as Federal Express or DHL), as follows:

               (a) if to an Investor, at such Investor's respective address as set forth on Exhibit A hereto.
             ---------

               (b) if to the Company, at SmartAge Corporation, 3450 California Street, San Francisco, California, 94118

               (c) if to a Founder, at such Founder's address as set forth on Exhibit B hereto. Any party hereto (and such party's permitted assigns) may by
---------
notice so given change its address for future notices hereunder. Notices delivered by hand or facsimile, shall be deemed given on the day on which such notice is delivered. Notices mailed or sent by courier as provided herein shall be deemed given on the third (3d) business day following the date so mailed or sent, or the date of actual receipt by a party, whichever is earlier.

          8.2  Entire Agreement. This Agreement, together with all the Exhibits
               ----------------
hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes the Prior Rights Agreement and any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof. This Agreement will amend and restate the Prior Rights Agreement in its entirety to read as set forth herein, when it has been duly executed by parties having the right to so amend and restate the Prior Rights Agreement.

          8.3  Governing Law.  This Agreement shall be governed by and construed
               -------------
exclusively in accordance with the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, excluding that body of law relating to conflict of laws and choice of law.

          8.4  Severability.  If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

          8.5  Third Parties.  Nothing in this Agreement, express or implied, is
               -------------
intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

          8.6  Successors and Assigns.  Subject to the provisions of Section 5,
               ----------------------
the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

          8.7  Captions.  The captions to sections of this Agreement have been
               --------
inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

          8.8  Counterparts.  This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          8.9  Costs And Attorneys' Fees.  In the event that any action, suit or
               -------------------------
other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

          8.10 Adjustments for Stock Splits, Etc. Wherever in this Agreement
               ---------------------------------
there is a reference to a specific number of shares of Common Stock or Preferred Stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or Series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or Series of stock by such subdivision, combination or stock dividend.

          8.11 Aggregation of Stock.  All shares held or acquired by affiliated
               --------------------
entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                 THE COMPANY:
                                 -----------

                                 SMARTAGE, CORP.

                                 By:  /s/ William Lohse
                                    ----------------------------------

                                 Title:_______________________________

                                 INVESTORS:
                                 ---------

                                 SOFTBANK Capital Partners LP

                                 By  SOFTBANK Capital Partners LLC
                                     Its General Partner

                                 By:__________________________________

                                 Title:_______________________________

                                 SOFTBANK Capital Advisors Fund LP

                                 By  SOFTBANK Capital Partners LLC
                                     Its General Partner

                                 By:__________________________________

                                 Title:_______________________________

                                 Accel VI L.P.

                                 By: Accel VI Associates L.L.C.
                                     Its General Partner

                                 By:__________________________________
                                             Managing Member

                                 Accel Internet Fund II L.P.

                                 By: Accel Internet Fund II Associates L.L.C.
                                     Its General Partner

                                 By:__________________________________
                                             Managing Member

                   [SIGNATURE PAGE TO SMARTAGE CORP.  SECOND
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]